Oportun Returns to Revenue Growth and Raises Full-Year Outlook

Introduces Oportun Forward to simplify its core business and drive durable growth

Total revenue grew 3% year-over-year, returning to growth for the first time since 4Q23

Annualized Net Charge-Off Rate of 10.6%, lowest since 3Q22

GAAP net income grew $18 million year-over-year to $23 million

Adjusted Net Income grew 38% year-over-year

SAN MATEO, CA – November 3, 2026 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the third quarter ended September 30, 2026.

“Q3 was a strong quarter, and our momentum is building,” said Doug Bland, Chief Executive Officer of Oportun. “We returned to year-over-year revenue growth for the first time since the fourth quarter of 2023 and increased originations 12% while maintaining a disciplined credit posture. Our focus on returning unsecured members and secured personal loans supported lower-risk growth. Lower interest expense and net charge-offs, together with revenue growth and continued expense discipline, drove higher profitability. Our results outperformed our guidance for revenue, Adjusted EBITDA and net charge-offs.”

Bland continued, “Today, we are introducing Oportun Forward, our strategy for driving durable growth, building lasting member relationships and delivering predictable returns. Our plan starts with simplifying and optimizing our core business and putting 20 years of proprietary data, credit experience and earned community trust to work more effectively. Our immediate focus is on improving offers for qualified applicants, simplifying the experience for returning members and making our operating processes more efficient, while maintaining credit and capital discipline. The additions of Bill Franklin as Chief Financial Officer, Bernardo Martinez as Chief Retail and Sales Officer and Garrett Hope as Chief Product Officer strengthen our ability to execute.”

“We remain focused on investing organically in the business to support disciplined, profitable growth while maintaining the capital, liquidity and funding capacity needed to operate through economic cycles,” said Bill Franklin. “Given our third-quarter performance and outlook for the fourth quarter, we are raising our full-year revenue and earnings outlook and lowering expected credit losses. We now expect total revenue of $955 to $960 million, an Annualized Net Charge-Off Rate of 11.6% plus or minus 10 basis points, and Adjusted EPS of $1.60 to $1.70, reflecting 21% year-over-year growth at the midpoint.”

Third Quarter 2026 Results

Metric	GAAP		Adjusted[1]
	3Q26	3Q25	3Q26	3Q25
Total revenue	$246	$239
Net income	$22.9	$5.2	$26	$19
Diluted EPS	$0.45	$0.11	$0.51	$0.39
Adjusted EBITDA			$56	$41
Dollars in millions, except per share amounts.
[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Financial and Operating Results

All figures are as of or for the quarter ended September 30, 2026, unless otherwise noted.

Operational Drivers

Originations – Aggregate originations for the third quarter were $572 million, an increase of 12% compared to $512 million in the prior-year quarter. Growth was supported by lower-risk segments, with returning unsecured members and secured personal loans increasing by a combined 25%. Management continues to expect to grow originations in the mid-single-digits range this year, yet now expects that growth to be on the higher end of that range, while remaining in a tight credit posture.

Owned Principal Balance - Owned Principal Balance at the end of the third quarter was $2.7 billion, a 2% increase as compared to $2.6 billion in the prior-year quarter.

Portfolio Yield - Portfolio Yield for the third quarter was 34.4%, a 136 basis points increase over the 33.0% in the prior-year quarter, driven by an increase in origination fee income from the higher aggregate originations.

Net Interest Margin Ratio - Net Interest Margin    Ratio for the third quarter increased by 344 basis points to 30.5%, from 27.1% in the prior-year quarter, driven by a lower Cost of Debt and the higher Portfolio Yield. Cost of Debt decreased by 193 basis points from the prior year to 6.1% due to ongoing balance sheet optimization actions including the repayment of $68 million in Corporate Debt.

Risk Adjusted Net Interest Margin Ratio - Risk Adjusted Net Interest Margin Ratio, which includes Portfolio Yield, Cost of Debt, Net Charge-Offs, and loan-related fair value adjustments for the third quarter was 19.0%, an increase of 260 basis points as compared to 16.4% in the prior-year quarter. The improvement was driven by the increase in Portfolio Yield, along with lower Cost of Debt, and a lower Annualized Net Charge-Off Rate.

Financial Results

Revenue – Total revenue for the third quarter was $246 million, an increase of $7.6 million or 3%, compared to $239 million in the prior-year quarter, due to the increase in origination fees from higher aggregate originations.

Operating Expense and Adjusted Operating Expense – Total operating expense was relatively flat at $92 million compared to $91 million in the prior-year quarter as higher personnel costs related to increased bonus accruals and severance amounts, along with higher marketing costs, were primarily offset by non-recurring interest and fees received in connection with the resolution of a Mexico value-added tax refund and lower depreciation expenses. To support the higher originations growth and due to severance costs, management is slightly revising its full-year operating expense expectations upward, from substantially flat year-over-year to a low-single-digit increase. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges and receipts, increased by $7.8 million, or 9%, year-over-year to $92 million primarily reflecting higher direct marketing and personnel costs.

Net Income and Adjusted Net Income – Net income was $23 million, an $18 million increase as compared to $5.2 million in the prior-year quarter. The increased profitability was driven by the decrease in interest expense and increase in total revenue, partially offset by higher tax expense driven by increased pre-tax income. Adjusted Net Income was $26 million, a $7.1 million increase, up 38% compared to $19 million in the prior-year quarter, with the increase driven by lower interest expense and higher total revenue. These factors were partially offset by higher Adjusted Operating Expense, an unfavorable change in fair value on the loan portfolio, and higher income tax expense.

Earnings Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $0.47 and $0.45, respectively, during the third quarter, compared to earnings per share basic and diluted of $0.11, in the prior-year quarter. Adjusted EPS was $0.51 as compared to $0.39 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA grew by $15 million , or 37%, to $56 million, up from $41 million in the prior-year quarter, primarily driven by the increased total revenue and lower interest expense, partially offset by increased Adjusted Operating Expense.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate was 10.6% for the quarter, a 121-basis-point decrease from 11.8% in the prior-year quarter. The improvement was primarily driven by our focus on lower-risk originations under our tight credit posture. Net Charge-offs for the quarter were $71 million, down 10% compared to $80 million in the prior-year quarter.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 4.1% at the end of the quarter, compared to 4.7% at the end of the prior-year quarter, a decrease of 61 basis points.

Operating Expense Ratio and Adjusted Operating Expense Ratio – Operating Expense Ratio for the quarter was 13.7% as compared to 13.5% in the prior-year quarter, an 18 basis point increase. Adjusted Operating Expense Ratio was 13.7% as compared to 12.6% in the prior-year quarter, a 116 basis point increase. The Adjusted Operating Expense Ratio excludes stock-based compensation expense and certain non-recurring charges and receipts. The increase in the Adjusted Operating Expense Ratio is attributable to the increase in Adjusted Operating Expense.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was 22%, as compared to 5% in the prior-year quarter. The increase was attributable to the increase in net income. Adjusted ROE for the quarter was 24%, as compared to 20% in the prior-year quarter, with the increase attributable to the improvement in Adjusted Net Income.

Funding and Liquidity

As of September 30, 2026, total cash was $258 million, up $34 million year-over-year, consisting of cash and cash equivalents of $181 million and restricted cash of $77 million. Additionally, the Company had $735 million of undrawn capacity on its existing $1.2 billion personal loan warehouse lines, which are committed through 2028 and up to 2030. Debt-to-Equity declined to 6.2x at quarter-end from 7.1x at the end of the prior-year quarter.

Financial Outlook for Fourth Quarter and Full Year 2026

Oportun is providing the following guidance for 4Q 2026 and full year 2026:

	4Q 2026	Full Year 2026
Total Revenue	$247 - $252M	$955 - $960M
Annualized Net Charge-Off Rate	11.05% +/- 15 bps	11.6% +/- 10 bps
Adjusted EBITDA[1]	$49 - $54M	$183 - $188M
Adjusted Net Income[1]		$80 - $85M
Adjusted EPS[1]		$1.60 - $1.70

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Forward Looking Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss third quarter 2026 results at 5:00 p.m. ET (2:00 p.m. PT) today. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. The dial-in number for the conference call is 1-866-604-1698 (toll-free) or 1-201-389-0844 (international). Participants should call in 10 minutes prior to the scheduled start time. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. A file that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com following the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Expense Ratio, Adjusted ROE, Risk Adjusted Net Interest Margin, and Risk Adjusted Net Interest Margin Ratio, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $23.3 billion in responsible and affordable credit, saved its members more than $2.5 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance, results of operations and financial position; achievement of the Company's strategic priorities and goals, including Oportun Forward; the Company's expectations regarding macroeconomic conditions; the Company's profitability and future growth opportunities including expected revenue growth in connection with increasing originations; the effect of and trends in fair value mark-to-market adjustments on the Company's loan portfolio and asset-backed notes; expectations regarding our key new leaders; the Company's fourth quarter and full year 2026 outlook; the Company's expectations related to future profitability on an adjusted basis, and the plans and objectives of management for our future operations, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K, and include, but are not limited to, Oportun's ability to retain existing members and attract new members; Oportun's ability to accurately predict demand for, and develop its financial products and services; the effectiveness of Oportun's A.I. model; macroeconomic conditions, including fluctuating inflation and market interest rates; increases in loan non-payments, delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry; and changes in Oportun's ability to obtain additional financing on acceptable terms or at all.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Michael Azzano
Cosmo PR for Oportun
(415) 596-1978
michael@cosmo-pr.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Interest income	$231.4	$222.3	$666.4	$660.8
Non-interest income	14.8	16.3	41.9	48.1
Total revenue	246.3	238.7	708.3	708.9
Less:
Interest expense	41.1	56.6	131.0	173.6
Net decrease in fair value	(78.6)	(77.0)	(250.1)	(219.9)
Net revenue	126.6	105.1	327.1	315.4

Operating expenses:
Technology and facilities	32.2	35.4	98.6	108.5
Sales and marketing	21.1	16.5	54.7	54.5
Personnel	26.1	19.0	76.1	60.2
Outsourcing and professional fees	10.4	9.4	28.8	27.1
General, administrative and other	2.2	10.5	15.2	27.6
Total operating expenses	92.0	90.8	273.3	277.9

Income before taxes	34.6	14.2	53.8	37.5
Income tax expense	11.7	9.0	20.0	15.7
Net income	$22.9	$5.2	$33.8	$21.8

Diluted Earnings per Common Share	$0.45	$0.11	$0.68	$0.46
Diluted Weighted Average Common Shares	50,984,296	48,310,110	49,630,590	47,751,476

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$181.2	$105.5
Restricted cash	77.2	93.4
Loans receivable at fair value	2,795.5	2,874.1
Capitalized software and other intangibles	64.2	71.7
Right of use assets - operating	10.7	9.4
Other assets	85.1	103.7
Total assets	$3,213.8	$3,257.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$449.7	$199.4
Asset-backed notes at fair value	93.5	263.8
Asset-backed borrowings at amortized cost	2,039.0	2,192.6
Corporate financing	121.2	143.7
Lease liabilities	11.3	11.5
Other liabilities	65.7	56.8
Total liabilities	2,780.3	2,867.8
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	633.2	623.7
Accumulated deficit	(193.5)	(227.3)
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	433.4	390.1
Total liabilities and stockholders' equity	$3,213.8	$3,257.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$22.9	$5.2	$33.8	$21.8
Adjustments for non-cash items	86.8	97.2	284.3	266.9
Proceeds from sale of loans in excess of originations of loans sold and held for sale	1.4	1.5	4.2	6.0
Changes in balances of operating assets and liabilities	7.8	(4.8)	9.6	9.8
Net cash provided by operating activities	118.9	99.0	332.0	304.5

Cash flows from investing activities
Net loan principal repayments	(120.1)	(66.4)	(149.1)	(161.8)
Capitalization of system development costs	(5.7)	(6.1)	(18.5)	(18.1)
Other, net	(0.1)	(0.1)	(0.4)	(0.5)
Net cash used in investing activities	(125.9)	(72.6)	(168.1)	(180.5)

Cash flows from financing activities
Borrowings	145.2	746.2	795.7	2,194.1
Repayments	(92.2)	(776.9)	(898.8)	(2,308.4)
Net stock-based activities	(0.1)	—	(1.3)	(0.4)
Net cash provided by (used in) financing activities	52.9	(30.7)	(104.5)	(114.7)

Net increase (decrease) in cash and cash equivalents and restricted cash	45.9	(4.3)	59.4	9.3
Cash and cash equivalents and restricted cash beginning of period	212.4	228.2	198.9	214.6
Cash and cash equivalents and restricted cash end of period	$258.4	$224.0	$258.4	$224.0

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial and Operating Metrics	2026	2025	2026	2025
Aggregate Originations (Millions)	$571.8	$511.8	$1,476.5	$1,461.9
Portfolio Yield (%)	34.4%	33.0%	33.3%	33.0%
30+ Day Delinquency Rate (%)	4.1%	4.7%	4.1%	4.7%
Annualized Net Charge-Off Rate (%)	10.6%	11.8%	11.7%	12.0%

Other Metrics
Managed Principal Balance at End of Period (Millions)	$2,847.5	$2,941.8	$2,847.5	$2,941.8
Owned Principal Balance at End of Period (Millions)	$2,677.3	$2,632.7	$2,677.3	$2,632.7
Average Daily Principal Balance (Millions)	$2,669.0	$2,669.5	$2,677.6	$2,680.4
Average Daily Debt Balance (Millions)	$2,666.2	$2,788.9	$2,698.5	$2,802.2
Annualized interest expense (Millions)	$163.2	$224.6	$175.2	$232.1
Cost of Debt (%)	6.1%	8.1%	6.5%	8.3%
Customer Acquisition Cost	$131	$103	$131	$118

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

This press release dated November 3, 2026 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's corporate financing facilities, including the senior secured term loan and the residual financing facility, as it views this expense as related to its capital structure rather than its funding.
•The Company excludes the impact of certain non-recurring charges and other non-recurring charges because it does not believe that these items reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, workforce optimization expenses, shareholder activism costs, certain severance costs, debt amendment and warrant amortization costs related to our corporate financing facilities. The Company also excludes the non-recurring interest and fees payment received in September 2026 in connection with the resolution of a Mexico value-added tax refund.
•The Company also excludes fair value mark-to-market adjustments on its loans receivable portfolio and asset-backed notes carried at fair value because these adjustments do not impact cash.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and the Company's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges and other non-recurring charges because it does not believe that these items reflect its ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, workforce optimization expenses, shareholder activism costs, certain severance costs, debt amendment and warrant amortization costs related to our corporate financing facilities. The

Company also excludes the non-recurring interest and fees payment received in September 2026 in connection with the resolution of a Mexico value-added tax refund.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.
•The Company also excludes the fair value mark-to-market adjustment on its asset-backed notes carried at fair value to align with the 2023 accounting policy decision to account for new debt financings at amortized cost.

Risk Adjusted Net Interest Margin and Risk Adjusted Net Interest Margin Ratio
The Company defines Risk Adjusted Net Interest Margin as total interest and non-interest income, less interest expense net of debt restructuring costs and warrant amortization, credit losses and the impact of loan-related fair value adjustments. The Company defines Risk Adjusted Net Interest Margin Ratio as annualized Risk Adjusted Net Interest Margin divided by Average Daily Principal Balance. Average Daily Principal Balance represents the average loan balance outstanding over the reporting period. The Company believes Risk Adjusted Net Interest Margin and Risk Adjusted Net Interest Margin Ratio are important metrics because they reflect the net margin earned on its loan portfolio after accounting for both the cost of borrowing and the impact of credit performance, along with non-interest income. The Company believes that the Risk Adjusted Net Interest Margin measure provides management, investors, and Oportun's board of directors with a more complete understanding of the net margin of the Company’s loan portfolio and non-interest income on a risk-adjusted basis. The Company believes that the Risk Adjusted Net Interest Margin Ratio allows management, investors and Oportun's board of directors to evaluate its efficiency relative to its Average Daily Principal Balance.

Adjusted Operating Expense and Adjusted Operating Expense Ratio
The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as expenses associated with our workforce optimization, and other non-recurring charges. Other non-recurring charges include litigation reserve, impairment charges, workforce optimization expenses, shareholder activism costs, certain severance costs, and debt amendment costs related to our Corporate Financing facility. The Company also excludes the non-recurring interest and fees payment received in September 2026 in connection with the resolution of a Mexico value-added tax refund. The Company defines Adjusted Operating Expense Ratio as Adjusted Operating Expense divided by Average Daily Principal Balance. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges. The Company believes Adjusted Operating Expense Ratio is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue and Average Daily Principal Balance.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA	2026	2025	2026	2025
Net income	$22.9	$5.2	$33.8	$21.8
Adjustments:
Income tax expense	11.7	9.0	20.0	15.7
Interest on corporate financing	5.8	9.0	18.7	28.2
Depreciation and amortization	8.8	10.2	26.7	32.0
Stock-based compensation expense	2.9	2.5	8.4	8.0
Other non-recurring charges (receipts), net	(2.8)	4.4	12.2	10.0
Fair value mark-to-market adjustment	7.2	0.8	14.7	(9.8)
Adjusted EBITDA	$56.5	$41.2	$134.4	$106.0

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income	2026	2025	2026	2025
Net income	$22.9	$5.2	$33.8	$21.8
Adjustments:
Income tax expense	11.7	9.0	20.0	15.7
Stock-based compensation expense	2.9	2.5	8.4	8.0
Other non-recurring charges (receipts), net	(2.8)	4.4	12.2	10.0
Mark-to-market adjustment on ABS notes	0.7	4.6	3.2	15.8
Adjusted income before taxes	35.4	25.7	77.6	71.4
Normalized income tax expense	9.6	6.9	20.9	19.3
Adjusted Net Income	$25.9	$18.8	$56.6	$52.1

Stockholders' equity	$433.4	$383.9	$433.4	$383.9
GAAP ROE	21.6%	5.4%	11.0%	7.9%
Adjusted ROE (%)(1)	24.4%	19.6%	18.4%	18.9%
(1) Calculated as Adjusted Net Income divided by average stockholders’ equity.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Operating Expense Ratio	2026	2025	2026	2025
OpEx Ratio	13.7%	13.5%	13.6%	13.9%

Total Operating Expense	$92.0	$90.8	$273.3	$277.9
Adjustments:
Stock-based compensation expense	(2.9)	(2.5)	(8.4)	(8.0)
Other non-recurring receipts (charges), net	3.3	(3.6)	(3.1)	(7.7)
Total Adjusted Operating Expense	$92.4	$84.7	$261.8	$262.1

Average Daily Principal Balance	$2,669.0	$2,669.5	$2,677.6	$2,680.4

Adjusted OpEx Ratio	13.7%	12.6%	13.1%	13.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Risk Adjusted Net Interest Margin
Total Revenue	246.3	238.7	708.3	708.9
Less: Interest Expense	41.1	56.6	131.0	173.6
Net Interest Margin	$205.1	$182.1	$577.2	$535.4

Net Interest Margin Ratio	30.5%	27.1%	28.8%	26.7%

Adjustments:
Mark-to-market adjustment on loans	(6.5)	6.6	(12.7)	28.1
Mark-to-market adjustment on derivatives	—	(2.9)	1.2	(2.5)
Net settlements on derivative instruments	—	3.4	(0.2)	10.1
Net charge-offs	(71.4)	(79.6)	(235.3)	(239.8)
Debt restructuring costs	—	—	7.4	—
Other non-recurring charges	0.6	0.8	1.7	2.3
Risk Adjusted Net Interest Margin	$127.9	$110.4	$339.4	$333.5

Average Daily Principal Balance	$2,669.0	$2,669.5	$2,677.6	$2,680.4

Risk Adjusted Net Interest Margin Ratio	19.0%	16.4%	16.9%	16.6%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP Earnings per Share	2026	2025	2026	2025
Net income	$22.9	$5.2	$33.8	$21.8
Net income attributable to common stockholders	$22.9	$5.2	$33.8	$21.8

Basic weighted-average common shares outstanding	48,589,563	46,711,134	48,152,671	46,264,236
Weighted average effect of dilutive securities:
Stock options	—	—	—	—
Restricted stock units	2,394,733	1,598,976	1,477,919	1,487,240
Diluted weighted-average common shares outstanding	50,984,296	48,310,110	49,630,590	47,751,476

Earnings per share:
Basic	$0.47	$0.11	$0.70	$0.47
Diluted	$0.45	$0.11	$0.68	$0.46

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Earnings Per Share	2026	2025	2026	2025
Diluted earnings per share	$0.45	$0.11	$0.68	$0.46

Adjusted Net Income	$25.9	$18.8	$56.6	$52.1

Basic weighted-average common shares outstanding	48,589,563	46,711,134	48,152,671	46,264,236
Weighted average effect of dilutive securities:
Stock options	—	—	—	—
Restricted stock units	2,394,733	1,598,976	1,477,919	1,487,240
Diluted adjusted weighted-average common shares outstanding	50,984,296	48,310,110	49,630,590	47,751,476

Adjusted Earnings Per Share	$0.51	$0.39	$1.14	$1.09

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	4Q 2026		FY 2026
	Low	High	Low	High
Adjusted EBITDA
Net income	$21.8	$26.2	$55.6	$60.0
Adjustments:
Income tax expense (benefit)	11.8	14.3	31.3	33.8
Interest on corporate financing	5.9	5.9	24.6	24.6
Depreciation and amortization	8.7	8.7	35.3	35.3
Stock-based compensation expense	3.5	3.5	11.9	11.9
Other non-recurring charges (receipts), net	(5.2)	(5.2)	7.0	7.0
Fair value mark-to-market adjustment	2.6	0.7	17.2	15.4
Adjusted EBITDA	$49.0	$54.0	$183.0	$188.0

	FY 2026
	Low	High
Adjusted Net Income and Adjusted EPS
Net Income	$55.6	$60.0
Adjustments:
Income tax expense (benefit)	31.3	33.8
Stock-based compensation expense	11.9	11.9
Other non-recurring charges	7.0	7.0
Mark-to-market adjustment on ABS notes	3.8	3.8
Adjusted income before taxes	$109.6	$116.4
Normalized income tax expense	29.6	31.4
Adjusted Net Income	$80.0	$85.0

Diluted weighted-average common shares outstanding	50.2	50.2

Diluted Earnings per share	$1.11	$1.20
Adjusted Earnings Per Share	$1.60	$1.70

Note: Numbers may not foot or cross-foot due to rounding.